Exhibit 99.1

Internap Names Eric Cooney as President, CEO and Director

-- Seasoned Executive Brings Industry Leadership, Expertise and Experience
to Drive Market Share Growth and Profitability --

ATLANTA — (January 29, 2009) – Internap Network Services Corporation (NASDAQ: INAP), a global provider of end-to-end Internet business solutions, announced today that its Board of Directors has appointed Eric Cooney president and chief executive officer, effective March 16, 2009. Mr. Cooney was also named to the Internap board, also effective March 16, 2009. Mr. Cooney was most recently president and chief executive officer of TANDBERG Television, part of the Ericsson Group, a global leader in the digital video industry.

Gene Eidenberg, Chairman of the Internap Board said, “I am pleased that Eric Cooney has agreed to join Internap. He has broad experience in the technology industry and a proven track record of increasing shareholder value. His leadership and management skills, combined with his hands-on operational experience in a publicly traded company, are the ideal combination to improve shareholder value and restore investor confidence at Internap.”

Mr. Cooney said, “I look forward to working with the Internap board, management team and employees as we strive to deliver long-term profitable growth. Internap has a solid platform and I see strong potential for future growth. I’m very excited to join the team and help contribute to the future success of Internap.”

Mr. Cooney succeeds James P. DeBlasio, who has resigned but will remain president and CEO until Mr. Cooney assumes his new responsibilities on March 16, 2009. Mr. DeBlasio has been president and CEO of Internap since 2005. Mr. DeBlasio commented, “Eric Cooney is an experienced and well-regarded executive who can deliver results. This is the right time to bring new leadership to Internap as it continues to grow and I believe that Eric will be able to take the company to the next level of performance. I wish him much success.”

Mr. Eidenberg added, “On behalf of the board, I also want to thank Jim DeBlasio for his years of service at Internap as a director and our chief executive.”

Mr. Cooney, 42, joined the digital video business of NDS, Inc (a News Corporation company) in April 1997, which was acquired by TANDBERG Television in October 1999. He held a number of positions of increasing responsibility including VP/GM Americas and chief operating officer, before assuming his role as president and CEO of TANDBERG Television in June 2003. Under his leadership as CEO, TANDBERG Television, a publicly traded company, successfully delivered shareholder value as the company increased in market value from approximately $100 million to more than $1.4 billion when TANDBERG Television was acquired by the Ericsson Group in early 2007. This shareholder value was delivered through a combination of organic growth and successful strategic acquisitions as revenue more than doubled to $350 million and profitability increased 500 percent. Mr. Cooney has continued to oversee the global operations of TANDBERG Television, which has been expanded to create the Television business unit within the Ericsson Group. Prior to his career in the digital video industry, Mr. Cooney spent several years working in systems engineering and sales in the computer process control industry and also spent five years as a U.S. Naval officer. He received post graduate education in Nuclear Engineering from the U.S. Navy, an M.B.A. from the University of Southern California, and a B.S. from the University of Rochester.  Mr. Cooney and his wife have two children and reside in Atlanta, Georgia.

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About Internap
Internap is a leading Internet solutions company that provides The Ultimate Online Experience™ by managing, delivering and distributing applications and content with 100% performance and reliability. With a global platform of data centers, managed Internet services and a content delivery network (CDN), Internap frees its customers to innovate their business, improve service levels, and lower the cost of IT operations. More than 3,000 companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the performance of our products, business strategy, projected levels of growth and projected costs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap’s business, products, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update any forward-looking statement for any reason.

Internap press contact:	Internap investor contact:
James Leach	Andrew McBath
(404) 302-9755	(404) 865-7198
jleach@internap.com	amcbath@internap.com